PIONEER VARIABLE CONTRACTS TRUST

                  AMENDMENT TO THE AGREEMENT AND DECLARATION OF

                    TRUST OF PIONEER VARIABLE CONTRACTS TRUST

The undersigned, being at least a majority of the Trustees of Pioneer Variable Contracts Trust, a Delaware business trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated September 16, 1994, as amended
(the "Declaration"), as follows, such amendment to be effective on the date hereof:

Pursuant to Article IX, Section 8 of the Declaration, the portfolio(s) set forth on Annex A are added as series of the Trust, each such portfolio to have Class I and Class II shares.

Dated:  September 5th, 2000


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IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument, as Trustee and not individually, as of the date first written above.



/s/ Mary K. Bush                       /s/ John F. Cogan, Jr.
Mary K. Bush                           John Cogan, Jr.


/s/ Richard H. Egdahl                  /s/ Margaret BW Graham
Richard H. Egdahl                      Margaret B. W. Graham


/s/ Marguerite A. Piret                /s/ David D. Tripple
Marguerite A. Piret                    David D. Tripple


/s/ Stephen K. West                    /s/ John Winthrop
Stephen K. West                        John Winthrop



                             The address of each Trustee is
                             c/o Pioneer Investment Management, Inc
                             60 State Street, Boston, Massachusetts  02109


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ANNEX A

PIONEER EUROPE SELECT VCT PORTFOLIO

PIONEER GLOBAL FINANCIALS VCT PORTFOLIO

PIONEER GLOBAL HEALTH CARE VCT PORTFOLIO

PIONEER GLOBAL TELECOMS VCT PORTFOLIO


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                        PIONEER VARIABLE CONTRACTS TRUST

         Whereas, the Pioneer Large-Cap Value VCT Portfolio, Pioneer Large-Cap Growth Portfolio and Pioneer S&P 500 [Index] VCT Portfolio (the "Portfolios") have not been offered to the public for investment;

         Whereas, Pioneer Large-Cap Value VCT Portfolio and Pioneer Large-Cap Growth Portfolio do not have any shareholders and Pioneer Investment Management, Inc or its subsidiary ("PIM") is the sole shareholder of Pioneer S&P 500 [Index] VCT Portfolio and PIM consents to the termination of the Pioneer S&P 500
[Index] VCT Portfolio;

         Now therefore, the undersigned Trustees of Pioneer Variable Contracts Trust hereby approve the termination of the Portfolios as portfolios of the Trust.

         Dated:  September 5, 2000



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IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument, as Trustee and not individually, as of the date first written above.


/s/ Mary K. Bush                     /s/ John F. Cogan, Jr.
Mary K. Bush                         John Cogan, Jr.


/s/ Richard H. Egdahl                /s/ Margaret BW Graham
Richard H. Egdahl                    Margaret B. W. Graham


/s/ Marguerite A. Piret              /s/ David D. Tripple
Marguerite A. Piret                  David D. Tripple


/s/ Stephen K. West                  /s/ John Winthrop
Stephen K. West                      John Winthrop

                                  The address of each Trustee is
                                  c/o Pioneer Investment Management, Inc
                                  60 State Street, Boston, Massachusetts  02109

Pioneer Investment Management, Inc hereby consents to the termination of Pioneer S&P 500 [Index] VCT Portfolio.

PIONEER INVESTMENT MANAGEMENT, INC.



By[:] /s/ David D. Tripple